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EXHIBIT 3.2

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
LA QUINTA PROPERTIES, INC.

        FIRST.    Name.    The name of the Corporation is La Quinta Properties, Inc.

        SECOND.    Registered Office.    The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

        THIRD.    Purposes.    The nature of the business or purposes to be conducted or promoted is:

        To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of Delaware.

        FOURTH.    Capital Stock.

        SECTION 1.    Authorization.    The total number of shares of capital stock which the Corporation shall have authority to issue is 532,000,000, of which (a) 1,000,000 shares shall be classified as Class A common stock, par value $.01 per share (the "Class A Common Stock"); (b) 500,000,000 shares shall be classified as Class B common stock, par value $.01 per share (the "Class B Common Stock"); (c) 6,000,000 shares shall be preferred stock, par value $.10 per share (the "Preferred Stock"), of which (X) 805,000 shares shall be designated as Series A Preferred Stock (as hereinafter defined), (Y) 1,000 shares shall be designated as Series B Preferred Stock (as hereinafter defined) and (Z) 5,194,000 shares shall be undesignated preferred stock, par value $.10 per share (the "Undesignated Preferred Stock"); and (d) 25,000,000 shares shall be excess stock, par value $.10 (the "Excess Stock").

        SECTION 2.    Class A Common Stock.

        (a)  Definitions.    For purposes of this Section 2 the following terms shall have the meanings set forth below:

        "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by the Board of Directors from time to time to exercise any of its powers or perform any of its responsibilities with respect to the Class A Common Stock.

        "Class A Liquidating Distribution" shall mean, after the occurrence of a Liquidation Event (as hereinafter defined), the payment to the holders of the Class A Common Stock of a liquidating distribution, out of the assets of the Corporation legally available for liquidating distributions to holders of shares of common stock of the Corporation, in the amount of the aggregate book value of the total equity of the Corporation on December 31, 2000 less the amount of such book value represented by the Series A Preferred Stock and the Series B Preferred Stock as conclusively determined by the Corporation's audited balance sheet as of December 31, 2000 included in the Corporation's annual report on Form 10-K for the year ended December 31, 2000.

        "Liquidation Event" shall mean any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. For the purposes hereof, (i) a consolidation or merger of the Corporation with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all the Corporation's assets shall be deemed not to be a Liquidation Event.

        (b)  Dividends.    Subject to the rights of the holders of Series A Preferred Stock and Series B Preferred Stock to receive dividends, the rights of the holders of Class B Common Stock to receive dividends and to the rights of the holders of any class or series of capital stock of the Corporation ranking prior to the Class A Common Stock as to dividends to receive dividends, as and to the extent and subject to the limitations set forth herein, dividends may be declared and paid or set apart for payment upon shares of the Class A Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends when, as and if declared by the Board of Directors. Holders of Class A Common Stock will have no right to any dividend or distribution (preferential or otherwise) unless authorized by the Board of Directors.

        (c)  Liquidation Rights.    Upon the occurrence of any Liquidation Event, the holders of Class A Common Stock will be entitled to receive out of the assets of the Corporation legally available for liquidating distributions to holders of shares of common stock of the Corporation, (i) the Class A Liquidating Distribution and (ii) a liquidating distribution in an amount equal to 90% of such assets remaining after the payment in full of the Class A Liquidating Distribution, with the remaining 10% of such assets to be distributed concurrently to the holders of the Class B Common Stock.

        (d)  Voting.

        (i)    General Voting Rights.    Subject to Section 2(d)(ii), the holders of Class A Common Stock shall be entitled to vote upon all matters, including the election of directors (other than directors who may be elected from time to time by holders of one or more other classes or series of capital stock in the Corporation), properly presented to the stockholders of the Corporation generally for a vote.

        (ii)  Special Voting Rights.    So long as any Class A Common Stock are outstanding, in addition to any other vote or consent of holders of such shares required by this Certificate of Incorporation or by-law, the affirmative vote of a majority of the outstanding Class A Common Stock entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for that purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation that adversely affects the rights, preferences or powers of the holders of the Class A Common Stock.

        (iii)  Votes Per Share.    For the purpose of this Section 2(d), each holder of outstanding Class A Common Stock shall be entitled to one vote per share in respect of each share of Class A Common Stock held thereby of record on the books of the Corporation.

        (e)  Record Holders.    The Corporation may deem and treat the record holder of any Class A Common Stock as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

        (f)    Restrictions on Ownership and Transfer.    The Class A Common Stock are subject to all the limitations, terms and conditions of the Certificate of Incorporation applicable to shares of capital stock in the Corporation generally, including, without limitation, the terms and conditions (including exceptions and exemptions) of Article Thirteenth of the Certificate of Incorporation applicable to shares of capital stock in the Corporation. The foregoing sentence shall not be construed to limit the applicability to the Class A Common Stock of any other term or provision of the Certificate of Incorporation. The Corporation shall not enforce restrictions on the transferability of shares of Class A Common Stock to the extent that such restrictions would cause the Corporation to fail to meet the requirements of Section 856(a)(2) of the Code.

        SECTION 3.    Class B Common Stock.

        (a)  Definitions.    For purposes of this Section 3, the following terms have the meanings indicated:

        "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by the Board of Directors from time to time to exercise any of its powers or perform any of its responsibilities with respect to the Class B Common Stock.

        "Business Day" shall mean any day, other than a Saturday or Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

        "Class B Dividend Amount" shall mean $.10 per share of Class B Common Stock per annum, payable quarterly.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

        "Liquidation Event" shall mean any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. For the purposes hereof, (i) a consolidation or merger of the Corporation with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all the Corporation's assets shall be deemed not to be a Liquidation Event.

        "OPCO" shall mean La Quinta Corporation, a Delaware corporation, and any successor thereto.

        "OPCO Shares" shall mean the shares of common stock, par value $.01 per share, of OPCO or any stock of OPCO into which such common stock may hereafter be changed.

        "Transfer Agent" shall mean EquiServe Trust Company, N.A. (or any successor thereof), or such other agent or agents of the Corporation as may be designated by the Board of Directors or its designee as the transfer agent for the Class B Common Stock.

        (b)  Dividends.

        (i)    General.    Subject to the rights of holders of Series A Preferred Stock and Series B Preferred Stock to receive dividends and to the rights of the holders of any class or series of capital stock of the Corporation ranking prior to the Class B Common Stock as to dividends to receive dividends, the holders of the then outstanding shares of Class B Common Stock shall be entitled beginning with the calendar year 2005 to receive when, as and if declared by the Board of Directors out of any assets or funds of the Corporation legally available for that purpose, a noncumulative dividend (except as provided in Section 3(b)(ii) of this Article Fourth) in an amount per share not to exceed the Class B Dividend Amount (as appropriately adjusted for any stock dividend, stock split, recapitalization, consolidation, combination or the like).

        (ii)  Restriction on Class A Dividends.    Except as provided herein, each dividend declared on the Class B Common Stock will be payable to holders of record of shares of Class B Common Stock quarterly in cash on March 31, June 30, September 30 and December 31 of each year commencing March 31, 2005, provided that if any of the foregoing dates is not a Business Day, then the dividend which would otherwise be payable on such date may be paid on the next succeeding Business Day with the same force and effect as if paid on such date and no interest or additional dividends or other sum shall be paid on account thereof. So long as any shares of Class B Common Stock are outstanding, no dividend may be declared or set apart for payment on shares of Class A Common Stock with respect to any fiscal quarter unless a dividend or dividends is or has been previously declared during such calendar year on the Class B Common Stock in an aggregate amount equal to the product of (A) one-quarter of the Class B Dividend Amount and (B) the number of prior quarters in such calendar year in which no dividends were declared on or in respect of the Class B Common Stock. If any dividends are paid on the Class A Common Stock during any calendar year beginning with the calendar year 2005 and the Class B Dividend Amount has not been declared and paid in full for such calendar year then the difference between the Class B Dividend Amount and the amount of dividends declared on the Class B Common Stock (the "Deficit Amount") shall cumulate for such calendar year. The Board of Directors may declare and pay a dividend on the Class B Common Stock equal to all or any portion of the Deficit Amount at such times as the Board of Directors in its discretion shall determine. Until an amount of dividends equal to the Deficit Amount has been paid in full, no additional dividends may be declared or paid on the Class A Common Stock. Notwithstanding the foregoing, dividends on the Class B Common Stock shall not accumulate if no dividends on the Class A Common Stock are declared and paid in a calendar year.

        (c)  Liquidation Rights.    Upon the occurrence of any Liquidation Event, the holders of Class B Common Stock will be entitled to receive out of the assets of the Corporation legally available for liquidating distributions to holders of shares of common stock of the Corporation, after the payment in full of the Class A Liquidating Distribution (as defined in Article Fourth, Section 2), a liquidating distribution in an amount equal to 10% of such assets, with the remaining 90% of such assets to be distributed concurrently to the holders of the Class A Common Stock (and of any shares of capital stock of the Corporation entitled to participate in such distributions received by the holders of Class A Common Stock).

        (d)  Redemption Right.

        (i)    The Corporation may, at its option, irrespective of any provision of this Certificate of Incorporation to the contrary, call for redemption and redeem from the holders thereof all, but not less than all, of the outstanding shares of Class B Common Stock at a cash redemption price equal to a price per share determined by the Board of Directors (which price shall be set forth in a resolution adopted by the Board of Directors and filed with the Secretary of the Corporation), such amount not less than the greater of $.01 per share or the par value of the Class B Common Stock per share, plus an amount equal to all declared but unpaid dividends and the Deficit Amount, if any (the "Redemption Price"); provided, however, that such call for redemption from the holders of shares of Class B Common Stock shall only be permitted and the shares of Class B common stock may then be redeemed only if: (A) conducted in accordance with the DGCL and the terms of this Certificate of Incorporation; (B) the shares of Class B Common Stock being redeemed are paired with OPCO Shares at the time of such redemption; (C) the Corporation and/or any subsidiary of the Corporation or OPCO are the only holders of any and all OPCO Shares that are not paired with shares of Class B Common Stock; (D) the Corporation has terminated any share repurchase program previously undertaken and (E) OPCO and/or any subsidiary of OPCO are the only holders of any and all shares of Class A Common Stock.

        (ii)  The Redemption Price of the Class B Common Stock (other than the portion thereof consisting of declared and unpaid dividends and the Deficit Amount, if any) shall be payable solely out of the proceeds received by the Corporation from the sale of other capital stock of the Corporation and not from any other source. For purposes of the preceding sentence, the term "capital stock" means any equity securities (including Class A Common Stock and Class B Common Stock of the Corporation and any other series of Preferred Stock of the Corporation), shares, interest, participations or other ownership interests (however designated), depositary shares representing interests in any of the foregoing, and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

        (e)  Procedures for Redemption; Limitations on Redemption.

        (i)    Written notice of any redemption (the "Redemption Notice") will be mailed by or on behalf of the Corporation, first class postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the date established by the Board of Directors for redemption (the "Redemption Date"), addressed to each holder of record of the Class B Common Stock to be redeemed at the address set forth in the share transfer records of the Corporation. In addition to any information required by law or by the applicable rules of any exchange upon which shares of the Class B Common Stock may be listed or admitted to trading as a unit with OPCO Shares, such Redemption Notice shall state: (A) the Redemption Date; (B) the Redemption Price; and (C) the place or places (which shall include a place in the Borough of Manhattan, The City of New York) where certificates for such shares are to be surrendered for payment of the Redemption Price. No failure to give or defect in such Redemption Notice or defect in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Class B Common Stock except as to the holder whom notice was defective or not given.

        (ii)  If the Redemption Notice has been mailed in accordance with Article Fourth, Section 3(e)(i) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption have been irrevocably set aside by the Corporation, separate and apart from its other funds, in trust for the benefit of the holders of the Class B Common Stock so called for redemption, so as to be, and to continue to be, available therefor, then, from and after the earlier of (A) the Redemption Date or (B) the date on which the Redemption Notice was given and the funds for such redemption were irrevocably set aside by the Corporation in trust for such redemption, dividends on the shares of Class B Common Stock so called for redemption shall cease to accumulate, such shares shall no longer be deemed to be outstanding for any purpose, and all rights of the holders thereof as holders of such shares (except the right to receive the Redemption Price) shall terminate. In the event any Redemption Date shall not be a Business Day, then payment of the Redemption Price need not be made on such Redemption Date but may be made on the next succeeding Business Day with the same force and effect as if made on such Redemption Date and no interest, additional dividends or other sum shall accrue on the amount payable for the period from and after such Redemption Date to such next succeeding Business Day.

        (iii)  Payment of the Redemption Price shall be made upon surrender, in accordance with such Redemption Notice, of the certificates for any shares of Class B Common Stock called for redemption (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state).

        (iv)  Any deposit of monies with a bank or trust company for the purpose of redeeming Class B Common Stock shall be irrevocable and such monies shall be held in trust for the benefit of the holders of Class B Common Stock entitled thereto, except that: (A) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on the monies so deposited in trust; and (B) any balance of the monies so deposited by the Corporation and unclaimed by the holders of the Class B Common Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation and, after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings thereon.

        (f)    Miscellaneous Provisions.

        (i)    The Corporation shall pay or cause to be paid any and all documentary stamp or similar issue or transfer taxes payable upon any such redemption; provided, however, that the Corporation shall not be required to pay or cause to be paid any tax that may be payable in respect of any transfer involved in the issue or delivery of any redemption amount in a name or by any person other than that of the holder of the Class B Common Stock being redeemed, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

        (ii)  Any determination required or permitted to be made by the Board of Directors by this Section 3 shall be final, conclusive and binding on the holders of Class B Common Stock.

        (g)  Voting.

        (i)    No General Voting Rights or Powers. Subject to Article Fourth, Section 3(g)(ii), except as required by law, the holders of Class B Common Stock shall have no voting rights or powers and shall not be entitled to vote upon any matter regardless of whether holders of Class A Common Stock have the right to vote on such matter. Notwithstanding the provisions of Sections 242(b)(2) of the DGCL, the number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock.

        (ii)  Special Voting Rights. So long as any Class B Common Stock are outstanding, in addition to any other vote or consent of holders of such shares required by the Certificate of Incorporation, the affirmative vote of a majority of Class B Common Stock, given in person or by proxy, by vote at any meeting called for that purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation that adversely affects the rights of the holders of the Class B Common Stock; provided, however, that any amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of shares of capital stock in the Corporation, whether ranking prior to, on a parity with or junior to the Class B Common Stock shall be deemed not to adversely affect the rights of the holders of Class B Common Stock. For the purposes of this paragraph (ii), holders of shares of Class B Common Stock will have one vote per share.

        (h)  Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Class B Common Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

        (i)    Restrictions on Ownership and Transfer. The Class B Common Stock constitute shares of capital stock in the Corporation that are governed by and issued subject to all the limitations, terms and conditions of the Certificate of Incorporation applicable to shares of capital stock in the Corporation generally, including, without limitation, the terms and conditions (including exceptions and exemptions) of Article Thirteenth of the Certificate of Incorporation applicable to shares of capital stock in the Corporation. The foregoing sentence shall not be construed to limit the applicability to the Class B Common Stock of any other term or provision of the Certificate of Incorporation. No restrictions on the transferability of shares of Class B Common Stock shall be enforced by the Corporation to the extent that such restrictions would otherwise cause the Corporation to fail to meet the requirements of Section 856(a)(2) of the Code.

        SECTION 4.    Preferred Stock.    The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation, or any duly authorized committee, is hereby authorized to fix or authorize the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or all or any of them and such other rights specified by the Board of Directors of the Corporation and not prohibited by law. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of series then outstanding) the shares of any series subsequent to the issuance of shares of that series.

        The Board of Directors has previously authorized the 9% Series A Cumulative Redeemable Preferred Stock and 9% Series B Cumulative Redeemable Convertible Preferred Stock pursuant to certificates of designation filed on June 12, 1998 and October 7, 1999 respectively. The designations, powers, preferences, rights and the qualifications, limitations and restrictions of such series are set forth on Exhibits A and B hereto, respectively.

        SECTION 5.    Excess Stock.    The terms and conditions applicable to shares of Excess Stock are set forth in Article Thirteenth hereof.

        FIFTH.    [INTENTIONALLY OMITTED].

        SIXTH.    By-laws.    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized, without stockholder approval, to make, alter or repeal the by-laws of the Corporation.

        SEVENTH.    Right to Amend Certificate of Incorporation.    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        EIGHTH.    [INTENTIONALLY OMITTED].

  NINTH:

Part 1. Vote Required for Certain Business Combinations

        1.1.  Higher Vote for Certain Business Combinations.    In addition to any affirmative vote required by law or any other Article of this Certificate of Incorporation, and except as otherwise expressly provided in Part 2 of this Article Ninth:

        (a)  any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

        (b)  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more; or

        (c)  the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more, other than the issuance of securities by the Corporation or any Subsidiary upon the conversion of convertible securities of the Corporation or any Subsidiary into stock of the Corporation or any Subsidiary; or

        (d)  the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

        (e)  any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least (a) 80% of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote in the election of directors (the "Voting Stock"), and (b) a majority of the combined voting power of the then outstanding shares of Voting Stock held by persons who are Disinterested Stockholders, provided, however, that the majority vote requirement of this clause (b) shall not be applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 90% of combined voting power of the then outstanding shares of Voting Stock. The foregoing affirmative vote requirements are hereinafter referred to as the "Special Vote Requirement." The Special Vote Requirement shall be applicable notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

        1.2.  Definition of "Business Combination."    The term "Business Combination" as used in this Article Ninth shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of Section 1.1.

Part 2. When Special Vote Requirement Is Not Applicable

        The provisions of Part 1 of this Article Ninth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other Article of this Certificate of Incorporation, if all of the conditions specified in either of the following Sections 2.1 and 2.2 are met:

        2.1.  Approval by Continuing Directors.    The Business Combination shall have been approved by a majority of the Continuing Directors.

        2.2.  Price and Procedural Requirements.    All of the following conditions shall have been met:

        (a)  The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of (i) the highest price paid for any share of Common Stock by any person who is an Interested Stockholder within the two-year period immediately prior to the time of the first public announcement of the proposed Business Combination (the "Announcement Date") or in the transaction in which such person became an Interested Stockholder, whichever price is the higher; or (ii) the Fair Market Value per share of the Corporation's Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher. The price paid for any share of Common Stock shall be the amount of cash plus the Fair Market Value of any other consideration to be received therefor, determined at the time of payment thereof.

        (b)  The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received in such Business Combination by holders of securities of the Corporation other than Common Stock shall be at least equal to the higher of (i) if applicable, the highest preferential amount to which the holders of such securities are entitled in the event of any voluntary liquidation, dissolution or winding up of the Corporation, (ii) the highest price paid for any of such securities by any person who is an Interested Stockholder within the two-year period immediately prior to the Announcement Date or in the transaction in which such person became an Interested Stockholder, whichever price is higher, (iii) the Fair Market Value of such securities on the Announcement Date or the Determination Date, whichever is higher, or (iv) if such securities are convertible into or exchangeable for shares of Common Stock, the amount per share of such Common Stock determined pursuant to the foregoing paragraph (a) reduced by any amount payable by the holders of such securities in accordance with the terms of such securities, per share, upon such conversion or exchange, multiplied by the total number of shares of Common Stock into which or for which such securities are convertible or exchangeable.

        (c)  The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same forms the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form of consideration used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

        (d)  After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (i) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (ii) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

        (e)  After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

        (f)    A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Part 3. Certain Definitions

        For the purposes of this Article Ninth:

        3.1.  A "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

        3.2.  "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

        (a)  is the beneficial owner, directly or indirectly, of more than 10% of the combined voting power of the then outstanding Voting Stock; or

        (b)  is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the then outstanding Voting Stock; or

        (c)  is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

        3.3.  A person shall be a "beneficial owner" of any Voting Stock:

        (a)  which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

        (b)  which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

        (c)  which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

        3.4.  For the purposes of determining whether a person is an Interested Stockholder pursuant to Section 3.2, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Section 3.3 but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

        3.5.  "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1984.

        3.6.  "Subsidiary" means any corporation of which more than a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for purposes of the definition of Interested Stockholder set forth in Section 3.2, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned by the Corporation, by a Subsidiary, or by the Corporation and one or more Subsidiaries.

        3.7.  "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board of Directors of the Corporation prior to the time that the Interested Stockholder became an Interested Stockholder and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors of the Corporation.

        3.8.  "Disinterested Stockholder" means a holder of Voting Stock who is not an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder and whose shares are not deemed owned by an Interested Stockholder through application of Section 3.3.

        3.9.  "Fair Market Value" means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of stock of any class of securities not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the Fair Market Value of such securities or property on the date in question as determined by a majority of the Continuing Directors in good faith. If the stock is paired for purposes of trading with that of any other corporation, the Fair Market Value of the paired stock shall be determined pursuant to the pairing or other agreement which provides for the determination of the relative values of the stock of the Corporation and the stock of such other corporation, after determining the Fair Market Value of the paired stock as set forth above.

      3.10.  In the event of any Business Combination in which the Corporation survives, the phrase "consideration to be received" as used in Sections 2.2(a), (b) and (c) shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

Part 4. Directors' Duty to Determine Certain Facts

        The majority of the Continuing Directors of the Corporation shall have the power and duty to determine for the purpose of this Article Ninth, on the basis of information known to them after reasonable inquiry, all facts necessary to determine the applicability of the various provisions of this Article Ninth, including (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the requirements of Section 2.2 have been met with respect to any Business Combination, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more; and the good faith determination of a majority of the Continuing Directors shall be conclusive and binding for all purposes of this Article Ninth.

Part 5. No Effect on Fiduciary Obligations of Interested Stockholders

        Nothing contained in this Article Ninth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

Part 6. Amendment, Repeal, Inconsistent Provisions

        Notwithstanding any other provisions of law or of this Certificate of Incorporation or the by-laws of the Corporation which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of securities which may be required by law or by this Certificate of Incorporation, any proposal to amend or repeal, or adopt any provisions inconsistent with, this Article Ninth of this Certificate of Incorporation shall require for approval the affirmative vote of at least (a) 80% of the combined voting power of the then outstanding Shares of Voting Stock and (b) a majority of the combined voting power of the then outstanding shares of Voting

Stock held by persons who are Disinterested Stockholders, provided that the majority vote requirement of this clause (b) shall not be applicable if the proposal is approved by the affirmative vote of not less than 90% of the combined voting power of the then outstanding shares of Voting Stock.

  TENTH:

        (a)  The number of directors shall be as provided in the by-laws. The Board of Directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III, such classes to be as nearly equal in number as possible and to have the number provided in the by-laws. At the annual meeting of stockholders in 1986, Directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, Directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting, and Directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting. Thereafter at each annual meeting of stockholders, directors shall be chosen for a term of three years to succeed those whose terms then expire and shall hold office until the third following annual meeting of stockholders and until the election of their respective successors. Any vacancy on the Board of Directors of the Corporation, whether arising through death, resignation or removal of a director or through an increase in the number of directors of any class, shall be filled by a majority vote of all the remaining directors. The term of office of any director elected to fill such a vacancy shall expire at the expiration of the term of office of directors of the class in which the vacancy occurred. Notwithstanding any other provision of this Article, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock or other securities of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the term of office, the filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and unless the terms of this Certificate of Incorporation expressly provide otherwise, such directorships shall be in addition to the number of directors provided in the by-laws and such directors shall not be classified pursuant to this Article.

        (b)  Any action required or permitted to be taken by holders of stock of the Corporation must be taken at a meeting of such holders and may not be taken by consent in writing. The by-laws of the Corporation may be amended by the stockholders only by the affirmative vote of at least 80% of the voting power of the Corporation. Notwithstanding any other provision of law or of this Certificate of Incorporation or the by-laws of the Corporation which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of securities which may be required by law or by this Certificate of Incorporation, any proposal to amend or repeal, or adopt any provisions inconsistent with, this Article Tenth shall require for approval the affirmative vote of at least 80% of the voting power of the Corporation.

  ELEVENTH:

        The Board of Directors of the Corporation shall base the response of this Corporation to any proposed Business Combination on the evaluation of the Board of Directors of the Corporation of what is in the best interest of this Corporation. In evaluating what is in the best interest of this Corporation, the Board of Directors of the Corporation shall consider:

        (a)  The best interest of the stockholders. For this purpose, the Board shall consider among other factors, not only the consideration offered in the proposed Business Combination in relation to the then current market price of this Corporation's stock, but also in relation to the then current value of this Corporation in a freely negotiated transaction and in relation to the then current estimate of the Board of Directors of the Corporation of the future value of this Corporation as an independent entity; and

        (b)  Such other factors as the Board of Directors of the Corporation determines to be relevant, including, among other factors, the social, legal and economic effects on the communities in which this Corporation and its subsidiaries operate and are located.

  TWELFTH:

        To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

        Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

THIRTEENTH:

        Section 13.1 Restrictions on Ownership and Transfer of Equity Stock.

        (a)  Definitions.    For purposes of this Article Thirteenth and Article Fourteenth, the following terms shall have the meanings set forth below:

        "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the shares of Equity Stock directly or indirectly owned by such Person, (ii) the number of shares of Equity Stock treated as owned directly or indirectly by such Person through the application of the constructive ownership rules of Section 544 of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock which such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that for the purposes of calculating the foregoing, no share shall be counted more than once. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

        "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 13.2(d).

        "Common Stock" shall mean the Class A Common Stock, par value $.01 per share of the Corporation and the Class B Common Stock, par value $.01 per share of the Corporation.

        "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

        "Equity Stock" shall mean the Common Stock and the Preferred Stock, par value $.10 per share of the Corporation.

        "Look-Through Entity" shall mean a Person that is either (i) a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code as modified by Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

        "Look-Through Ownership Limit" shall mean, with respect to a class or series of Equity Stock, 9.9% of the number of outstanding shares of such Equity Stock.

        "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors of the Corporation making a market in the shares of Equity Stock. In the case of Equity Stock that is paired, "Market Price" shall mean the "Market Price" for paired shares multiplied by a fraction (expressed as a percentage) determined by dividing the value for such Equity Stock most recently determined under Section 14.2(b) by the value of a paired share most recently determined under Section 14.2(b) (the "Valuation Percentage").

        "Non-Transfer Event" shall mean an event (other than a purported Transfer) that would (a) cause any Person (other than a Look-Through Entity) to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, (b) cause any Look-Through Entity to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Look-Through Ownership Limit, (c) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (d) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or (e) cause the Corporation to Constructively Own 10% or more of the ownership interest in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code. Non-Transfer Events include but are not limited to (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or (ii) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for shares of Equity Stock that results in changes in Beneficial Ownership or Constructive Ownership of shares of Equity Stock.

        "OPCO" shall mean La Quinta Corporation, a Delaware corporation, and any successor thereto.

        "OPCO Common Stock" shall mean the common stock, par value $.01 per share of OPCO.

        "OPCO Equity Stock" shall mean OPCO Common Stock and preferred stock of any designation, par value $.10 per share of OPCO.

        "Ownership Limit" shall mean, with respect to any class or series of Equity Stock, 9.9% of the number of outstanding shares of such class or series of Equity Stock. For purposes of computing the percentage of shares of any class or series of Equity Stock of the Corporation that is Beneficially Owned by any Person, any shares of Equity Stock of the Corporation which are deemed to be Beneficially Owned by such Person pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding.

        "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 13.2(h).

        "Person" shall mean (a) an individual or any corporation, partnership, estate, trust, association, private foundation, joint stock company, limited liability company or any other entity and (b) a "group" as that term is defined for purposes of Rule 13d-5 of the Exchange Act.

        "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from being or becoming the owner of record title to shares of Equity Stock by the provisions of Section 13.2(a).

        "Restriction Termination Date" shall mean the first day on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify under the Code as a real estate investment trust (a "REIT").

        "Trading Day" shall mean a day on which the principal national securities exchange on which shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if shares of Equity Stock are not listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

        "Trust" shall mean any separate trust created and administered in accordance with the terms of Section 13.2, for the exclusive benefit of any Beneficiary.

        "Trustee" shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof. The Trustee shall be designated by the Corporation and OPCO in accordance with Article Fourteenth.

        (b)  Restriction on Ownership and Transfer.

        (i)    Except as provided in Section 13.1(d), until the Restriction Termination Date, (i) no Person (other than a Look-Through Entity) shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit and no Look-Through Entity shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Look-Through Ownership Limit, (ii) any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in any Person (other than a Look-Through Entity) Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such shares of Equity Stock, and (iii) any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in any Look-Through Entity Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Look-Through Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Look-Through Entity in excess of the Look-Through Ownership Limit and the intended transferee shall acquire no rights in such shares of Equity Stock.

        (ii)  Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

        (iii)  Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary (whether a corporation, partnership, limited liability company or other entity) of the Corporation (a "Subsidiary"), within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

        (iv)  Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in the shares of capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such shares of Equity Stock.

        (c)  Owners Required to Provide Information.    Until the Restriction Termination Date:

        (i)    Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request to ensure compliance with the restrictions in this Section 13.1.

        (ii)  Each Person who is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit or the Look-Through Ownership Limit, as the case may be.

        (d)  Exceptions.

        (i)    The Board of Directors of the Corporation, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in subsections (b)(ii) through (iv) of this Section 13.1 would not be violated, may exempt a Person from the Ownership Limit or Look-Through Ownership Limit, provided that (A) the Board of Directors of the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will (i) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in the real property of a tenant of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code and (B) such Person agrees in writing that any violation or attempted violation of the Ownership Limit or Look-Through Ownership Limit will result in the conversion of such shares into shares of Excess Stock pursuant to Section 13.2(a).

        (ii)  OPCO will not be deemed to have violated and will not be subject to the Ownership Limit or Look-Through Ownership Limit solely as a result of its or its subsidiaries' ownership of Class A Common Stock.

        (e)  New York Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in this Certificate of Incorporation shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

        Section 13.2    Excess Stock.

        (a)  Conversion into Excess Stock.

        (i)    If, notwithstanding the other provisions contained in this Article Thirteenth, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person (other than a Look-Through Entity) would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit or such that any Person that is a Look-Through Entity would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Look-Through Ownership Limit, then, (i) except as otherwise provided in Section 13.1(d), the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity

Stock in excess of the Ownership Limit or the Look-Through Ownership Limit, as the case may be, (ii) such number of shares of Equity Stock in excess of the Ownership Limit or the Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section 13.2(d) and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

        (ii)  If, notwithstanding the other provisions contained in this Article Thirteenth, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interest in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall be deemed to be a Prohibited Owner and shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section 13.2(d) and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

        (iii)  Upon the occurrence of such a conversion of shares of any class or series of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued by the Corporation as that particular class or series of Equity Stock.

        (iv)  Upon the conversion into Excess Shares (pursuant to the Certificate of Incorporation of OPCO) of any shares of any class or series of OPCO Equity Stock that are paired with a class or series of shares of Equity Stock, pursuant to Article Fourteenth, such shares of Equity Stock shall likewise be converted into an equal number of shares of Excess Stock and be paired with such converted shares of OPCO, pursuant to Article Fourteenth.

        (b)  Remedies for Breach.    If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section 13.1(b) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 13.1(b), the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

        (c)  Notice of Restricted Transfer.    Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section 13.1(b), or any Person who owns shares of Equity Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to subsections (a) and (d) of this Section 13.2, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

        (d)  Ownership in Trust.    Upon any Transfer or Non-Transfer Event that results in Excess Stock pursuant to Section 13.2(a), such Excess Stock shall be automatically transferred to a Trust to be held for the exclusive benefit of the Beneficiary. The Corporation and the OPCO shall name a Beneficiary for each Trust. Any conversion of shares of Equity Stock into shares of Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall remain issued and outstanding shares of stock of the Corporation.

        (e)  Dividend Rights.    Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors of the Corporation as shares of the class or series of Equity Stock from which such Excess Stock was converted. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of this Article Thirteenth, would Constructively Own or Beneficially Own the shares of Equity Stock that were converted into shares of Excess Stock; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

        (f)    Rights upon Liquidation.    In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series from which the Equity Stock was converted, that portion of the assets of the Corporation that is available for distribution to the holders of such class or series of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of the shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of Equity Stock that is paired, shall equal the price per paired share multiplied by the most recent Valuation Percentage) and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

        (g)  Voting Rights.    Each share of Excess Stock shall entitle the holder to the number of votes the holder would have, if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The holders of shares of Excess Stock converted from the same class or series of

Equity Stock shall vote together with the holders of such Equity Stock as a single class on all such matters. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote by a Prohibited Owner as a purported holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock have been converted into shares of Excess Stock shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such shares of Excess Stock, and the Prohibited Owner shall be deemed to have given, as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion of the shares of Equity Stock into shares of Excess Stock and the transfer of such shares to a Trust pursuant to subsections (a) and (d) of this Section 13.2, an irrevocable proxy to the Trustee to vote the shares of Excess Stock in the manner in which the Trustee, in its sole and absolute discretion, desires.

        (h)  Designation of Permitted Transferee.

        (i)    The Trustee shall have the exclusive and absolute right to designate one or more Permitted Transferees of any and all shares of Excess Stock if the Corporation fails to exercise its option with respect to such shares pursuant to Section 13.2(j) hereof within the time period set forth therein. As soon as practicable, but in an orderly fashion so as not to materially adversely affect the Market Price of the shares of Excess Stock, the Trustee shall designate any one or more Persons as Permitted Transferees; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (ii) the Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the restrictions set forth in Section 13.1(b) and without such acquisition resulting in the conversion of the shares of Equity Stock so acquired into shares of Excess Stock and the transfer of such shares to a Trust pursuant to subsections (a) and (d) of this Section 13.2.

        (ii)  Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section 13.2(h), the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock acquired by the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock.

        (iii)  The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making payment to the Prohibited Owner pursuant to Section 13.2(i).

        (iv)  If the Transfer of shares of Excess Stock to a purported Permitted Transferee shall violate any of the transfer restrictions set forth in Section 13.1(b), such Transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock (as described in subsection (h)(ii) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Equity Stock. Such shares of Equity Stock shall be automatically reconverted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Article Thirteenth shall apply to such shares, including, without limitation, the provisions of subsections (h) through (j) of this Section 13.2 with respect to any future Transfer of such shares by the Trust.

        (i)    Compensation to Record Holder of Shares of Equity Stock that are Converted into Shares of Excess Stock.    Any Prohibited Owner shall be entitled (following discovery of the shares of Excess

Stock and subsequent designation of the Permitted Transferee in accordance with Section 13.2(h) or following the acceptance of the offer to purchase such shares in accordance with Section 13.2(j) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i)(a) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (b) in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer or (ii) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with this Section 13.2(i) or Section 13.2(j). Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 13.2(i) shall be distributed to the Beneficiary in accordance with the provisions of Section 13.2(h). Each Beneficiary and Prohibited Owner shall waive any and all claims that it may have against the Trustee and the Trust arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 13.2 by, such Trustee or the Corporation.

        (j)    Purchase Right in Excess Stock.    Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee, at a price per share equal to the lesser of (i) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) in the transaction that created such shares of Excess Stock (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the Non-Transfer Event or purported Transfer which results in such shares of Excess Stock or (b) the date on which the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in shares of Excess Stock previously has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 13.2(c).

        Section 13.3.    Remedies Not Limited.    Nothing contained in this Article Thirteenth shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the requirements of Article Fourteenth and Section 13.1.

        Section 13.4.    Ambiguity.    In the case of an ambiguity in the application of any of the provisions of this Article Thirteenth, including any definition contained in Section 13.1(a), the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Article Thirteenth with respect to any situation based on the facts known to it.

        Section 13.5.    Legend.    Each certificate for shares of Equity Stock shall bear the following legend:

        "The shares of La Quinta Properties, Inc. and La Quinta Corporation represented by this combined certificate are subject to restrictions in the respective Certificates of Incorporation of each company which prohibit (a) any Person (other than a Look-Through Entity) (as such terms are defined in the respective Certificates of Incorporation of each company) from Beneficially Owning or Constructively Owning (as these terms are defined in the respective Certificates of Incorporation of each company) in excess of 9.9% of the number of outstanding shares of any class or series of Equity Stock (as that term is defined in the respective Certificates of Incorporation of each company), (b) any Look-Through Entity from Beneficially Owning or Constructively Owning in excess of 9.9% of the number of outstanding shares of any class or series of Equity Stock, (c) any Person from acquiring or maintaining any ownership interest in the stock of either company that is inconsistent with (i) the requirements of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts or (ii) Article Thirteenth of the respective Certificates of Incorporation of each company and (d) any transfer of shares of any class or series of Equity Stock of either company that are paired pursuant to Article Fourteenth of the respective Certificates of Incorporation of each company, except in combination with an equal number of shares of the other company in accordance with the respective Certificates of Incorporation of each company, copies of which are on file with the transfer agent named on the face hereof, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions.

        La Quinta Properties, Inc. and La Quinta Corporation will furnish without charge to each stockholder who so requests a copy of the relevant provisions of the respective Certificates of Incorporation of each company and a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that each company is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of either company or to the transfer agent named on the face hereof."

        Section 13.6    Severability.    Each provision of this Article Thirteenth shall be severable and an adverse determination as to any such provision shall be in no way affect the validity of any other provision.

  FOURTEENTH:

        Section 14.1 Transfer of Shares. Until the restrictions and limitations set forth in this Article Fourteenth shall have been terminated in the manner hereinafter provided:

        (a)  Except as provided herein, no shares of Class B Common Stock shall be transferable, and they shall not be transferred on the books of the Corporation, unless (i) a simultaneous transfer is made by the same transferor to the same transferee, or (ii) such transferor has previously arranged with OPCO for the transfer to the transferee, of the same number of shares of OPCO Common Stock, except that OPCO may transfer shares of Class B Common Stock acquired by it from the Corporation to a person to whom OPCO simultaneously issues the same number of shares of OPCO Common Stock.

        (b)  Except as provided herein, each certificate evidencing ownership of shares of Class B Common Stock shall be deemed to evidence, in addition, the same number of shares of OPCO Common Stock.

        (c)  Notwithstanding the foregoing, any shares of Class B Common Stock issued after the date of the filing of this Certificate of Incorporation, which are issued on an unpaired basis by the Corporation pursuant to the terms of Section 14.6 of this Certificate of Incorporation may be transferred without compliance with Section 14.1(a) or Section 14.3 and may be evidenced solely by a certificate which is not deemed to evidence a like number of shares of OPCO Common Stock as required by Section 14.1(b).

        Section 14.2    Issuance of Shares.    Until such time as the pairing of the outstanding shares of Class B Common Stock and the outstanding shares of OPCO Common Stock in accordance with this Article Fourteenth (the "Pairing" and each paired share a "Paired Share") shall have been terminated in the manner herein provided:

        (a)  Except as provided herein, the Corporation shall not issue or agree to issue any shares of Class B Common Stock to any Person except OPCO unless effective provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of OPCO Common Stock and for the pairing of such shares of the Corporation and OPCO and unless the Corporation and OPCO have agreed on the manner and basis of allocating the consideration to be received upon such issuance between the Corporation and OPCO or, if allocation of such consideration between them is not practicable, on the payment by one company to the other of cash or other consideration in lieu thereof. Any such allocation or payment shall be based on the respective fair market values of Class B Common Stock and OPCO Common Stock.

        (b)  As desired from time to time, but not less often than once each calendar year, the Corporation and OPCO shall jointly arrange for the determination of the fair market value as of a date specified by the Corporation and OPCO (the "valuation date") of the shares of OPCO Common Stock outstanding on the valuation date. The amount so determined (the "fair market value of the OPCO Shares") shall thereafter be used in all calculations pursuant to this Section 14.2 until a new determination is made. The fair market value of each share of Class B Common Stock shall be determined by subtracting the fair market value of one share of OPCO Common Stock from the average of the closing sale prices of a Paired Share over the principal exchange on which the Paired Shares are listed, or if not listed, then the average of the last bid prices in the over-the-counter market during the ten business days prior to any date of determination of the fair market value of Class B Common Stock.

        Section 14.3    Stock Certificates; Transfer Agents and Registrars.    Until such time as the Pairing shall have been terminated in the manner herein provided, except in the case of shares of Class B Common Stock issued to OPCO or Class B Common Stock issued pursuant to Section 14.6, each certificate which is issued evidencing shares of Class B Common Stock shall be printed "back-to-back" with a certificate evidencing the same number of OPCO Common Stock, shall bear a conspicuous legend (on the face thereof) referring to the restrictions on the transfer of the shares evidenced thereby contained in this Certificate of Incorporation and the by-laws of the Corporation, and shall be in a form which satisfies the requirements of the laws of Delaware and which has been approved by the Board of Directors of the Corporation.

        Section 14.4    Stock Dividends, Reclassifications, etc.    Until such time as the Pairing shall have been terminated in the manner herein provided, the Corporation shall not declare or pay any stock dividend consisting in whole or in part of Class B Common Stock, issue any rights or warrants to purchase any shares of Class B Common Stock, or subdivide, combine or otherwise reclassify the shares of Class B Common Stock, unless OPCO simultaneously takes the same or equivalent action with respect to the OPCO Common Stock, to the end that the outstanding shares of Class B Common Stock and OPCO Common Stock will at all times be effectively paired on a one-for-one basis as contemplated herein.

        Section 14.5    Shares in Excess of the Ownership Limit or in Violation of the Transfer Restrictions; Designation of Trustee and Beneficiaries.    Until such time as the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify under the Code, as a REIT:

        (a)  Upon the conversion of a share of any class or series of Equity Stock of the Corporation into a share of Excess Stock of the Corporation in accordance with the provisions of Article Thirteenth, if such share of Equity Stock was paired prior to its conversion into Excess Stock, the corresponding paired share of that same class or series of Equity Stock of OPCO shall be simultaneously converted into a share of Excess Stock of OPCO; such shares of Excess Stock of the Corporation and OPCO shall be paired and shall be simultaneously transferred to a trust established by the Corporation and OPCO for such purpose (a "Trust").

        (b)  Upon the conversion of a share of Excess Stock of the Corporation into a share of Equity Stock of the Corporation of the same class or series from which such Excess Stock was converted in accordance with the provisions of Article Thirteenth, if such share of Excess Stock was paired prior to its conversion from Equity Stock into Excess Stock, the corresponding paired share of Excess Stock of OPCO shall be simultaneously converted into a share of Equity Stock of OPCO of the same class or series from which such Excess Stock was converted and such shares of Equity Stock shall be paired.

        (c)  With respect to an offer made by the Trust to the Corporation to purchase shares of Excess Stock from a Trust pursuant to Article Thirteenth, in the case of shares of Excess Stock that are paired, the Corporation shall accept such offer with respect to its shares of Excess Stock without the agreement of OPCO to accept such offer with respect to the corresponding paired shares of its Excess Stock.

        (d)  The Trustee of each Trust shall be designated by mutual agreement of the Board of Directors of the Corporation and the Board of Directors of OPCO.

        (e)  The Beneficiary with respect to each Trust shall be designated by mutual agreement of the Board of Directors of the Corporation and the Board of Directors of OPCO.

        (f)    At such time that the Board of Directors of the Corporation no longer deems it in the best interests of the Corporation to attempt to, or continue to, qualify under the Code as a REIT, it shall notify the Board of Directors of OPCO in writing of such determination and the Ownership Limit and the Transfer Restrictions shall cease to have effect, as provided in Article Thirteenth.

        Section 14.6    Unpaired Shares.

        (a)  Shares of capital stock of any class or series, irrespective of whether such shares are convertible into Paired Shares, may be issued by the Corporation to any person without effective provision for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of capital stock of OPCO and without effective provision for the pairing of such shares of capital stock of the Corporation and OPCO, as the Board of Directors of the Corporation shall in its sole discretion determine (any such shares of capital stock of any class or series issued by the Corporation pursuant to this Section 14.6 are referred to herein as "Unpaired Shares").

        (b)  Unpaired Shares may be transferred on the books of the Corporation without a simultaneous transfer to the same transferee of any shares of any other class or series of capital stock of OPCO.

        Section 14.7    Merger, Sale of Assets, etc.    Commencing at the Effective Time and continuing until such time as the Pairing shall have been terminated in the manner provided herein, the Corporation will not be a party to any merger, consolidation, sale of assets, liquidation or other form or reorganization purchase to which shares of Class B Common Stock are converted, redeemed, exchanged or otherwise changed unless OPCO is also a party to such transaction.

        Section 14.8    Waiver and Termination.    The Board of Directors of the Corporation is hereby authorized to waive, repeal or make inapplicable the restrictions and limitations set forth in this Article Fourteenth in its entirety or in any provision of this Article Fourteenth.

        Section 14.9    Severability.    Each provision of this Article Fourteenth shall be severable and an adverse determination as to any provision shall in no way affect the validity of any other provision.

        I, David L. Rea, Executive Vice President, Chief Financial Officer and Treasurer of the Corporation, for the purpose of amending and restating the Corporation's Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, do execute this certificate, hereby declaring and certifying that this is my act and deed on behalf of the Corporation this 2nd day of January, 2002.

By:	/s/ DAVID L. REA Name: David L. Rea
Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT A

POWERS, DESIGNATIONS
PREFERENCES AND RIGHTS OF THE
9% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK
PAR VALUE $.10 PER SHARE
LIQUIDATION VALUE $250 PER SHARE

I.

        (a)  Title.    The Series of Preferred Stock is hereby designated as the "9% Series A Cumulative Redeemable Preferred Stock" (the "Series A Preferred Stock").

        (b)  Number.    The number of authorized shares of Series A Preferred Stock shall be 805,000.

        (c)  Ranking.    In respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, the Series A Preferred Stock shall rank (i) senior to the Corporation's Common stock, par value $.10 per share (the "Common Stock"), senior to the Corporation's Series A Non-Voting Convertible Common Stock, par value $.10 per share (the "Series A Common Stock"), senior to the Corporation's Junior Participating Preferred Stock, par value $.10 per share (the "Junior Preferred Stock"), and senior to any other class or series of capital stock of the Corporation other than capital stock referred to in clauses (ii) and (iii) of this sentence, (ii) on a parity with any class or series of capital stock of the Corporation the terms of which specifically provide that such class or series of capital stock ranks on a parity with the Series A Preferred Stock in respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, and (iii) junior to any class or series of capital stock of the Corporation the terms of which specifically provide that such class or series of capital stock ranks senior to the Series A Preferred Stock in respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation. The term "capital stock" does not include convertible debt securities.

        Without limitation to the provisions of the preceding paragraph, the Series A Preferred Stock shall rank, in respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (a) senior to any shares of Excess Stock (as defined below) issued upon conversion of any capital stock referred to in clause (i) of the preceding paragraph, (b) on a parity with any shares of Excess Stock issued upon conversion of any capital stock referred to in clause (ii) of the preceding paragraph and (c) junior to any shares of Excess Stock issued upon conversion of any capital stock referred to in clause (iii) of the preceding paragraph.

        (d)  Dividends.

        (i)    Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking prior to the Series A Preferred Stock as to dividends, the holders of the then outstanding shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee thereof (collectively, the "Board of Directors of the Corporation"), out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 9% per annum of the $250.00 per share liquidation preference of the Series A Preferred Stock (equivalent to an annual rate of $22.50 per share). Such dividends shall accrue daily, shall accrue and the cumulative from June 17, 1998 (the "Original Issue Date") and shall be payable quarterly in arrears in cash on March 31, June 30, September 30 and December 31 (each, a "Dividend Payment Date") of each year, commencing September 30, 1998; provided that if any Dividend Payment Date is not a Business Day (as hereinafter defined), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date and no interest or additional dividends or other sum shall accrue on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Date. The period from and including the Original Issue Date to but excluding the first Dividend Payment Date, and each subsequent period from and including a Dividend Payment Date to but excluding the next succeeding Dividend Payment Date, is hereinafter called a "Dividend Period". Dividends shall be payable to holders of record as they appear in the stock transfer books of the Corporation at the close of business on the applicable record date (each, a "Record Date"), which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than thirty (30) nor less than ten (10) days prior to such Dividend Payment Date. The amount of any dividend payable for any Dividend Period, or portion thereof, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, it being understood that the amount of the dividend payable per share of Series A Preferred Stock for each full Dividend Period shall be computed by dividing the annual dividend rate of $22.50 per share by four (it being further understood that the dividend payable on September 30, 1998 shall be for more than a full Dividend Period). The dividends payable on any Dividend Payment Date or any other date shall include dividends accrued to but excluding such Dividend Payment Date or other date, as the case may be.

        "Business Day" shall mean any day, other than a Saturday or Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close. All references herein to "accrued and unpaid" dividends on the Series A Preferred Stock (and all references of like import) shall include, unless otherwise expressly stated or the context otherwise requires, accumulated dividends, if any, on the Series A Preferred Stock; and all references herein to "accrued and unpaid" dividends on any other class or series of capital stock of the Corporation shall include, if (and only if) such class or series of capital stock provides for cumulative dividends and unless otherwise expressly stated or the context otherwise requires, accumulated dividends, if any, thereon.

        (ii)  If any shares of Series A Preferred Stock are outstanding, no full dividends will be declared or paid or set apart for payment on any capital stock of the Corporation of any other class or series ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all past Dividend Periods (including, without limitation, any Dividend Period terminating on the date upon which the dividends on such other capital stock are declared or paid or set apart for payment, as the case may be). When dividends are not paid in full (or a sum sufficient for such full payment is not set apart therefor) upon the Series A Preferred Stock and the shares of any other class or series of capital stock of the Corporation ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other class or series of capital stock of the Corporation ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock of the Corporation shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Preferred Stock and such other class or series of capital stock of the Corporation bear to each other.

        Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all past Dividend Periods (including, without limitation, any Dividend Period terminating on the applicable Subject (as defined below)), (A) no dividends (other than in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Corporation) shall be declared or paid or set apart for payment or other distribution declared or made upon the Common Stock of the Corporation or any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, nor shall any shares of Common Stock of the Corporation or shares of any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation be redeemed, purchased or otherwise acquired for any consideration (or any monies paid to or made available for a sinking fund for the redemption of any such shares of junior or parity stock) by the Corporation (except by conversion into or exchange for shares of any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Corporation, except for the purchase of capital stock of the Corporation pursuant to Section 7.5 of the Corporation's by-laws (so long as such purchase is made in accordance with the terms of such Section 7.5), and except for, if the Amendments (as hereinafter defined) to the Certificate of Incorporation become effective in accordance with the DGCL as contemplated by Section I(j) hereof, the purchase or conversion of Excess Stock (as hereinafter defined) in accordance with the provisions of Article Thirteenth (as hereinafter defined). As used in this paragraph, the term "Subject Date" means any date on which any dividends shall be declared or paid or set apart for payment or other distribution declared or made upon the Common Stock of the Corporation or any other class or series of capital stock of the Corporation ranking junior to on a parity with the Series A Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation or on which any shares of Common Stock of the Corporation or any shares of any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares of junior or parity stock) by the Corporation.

        (iii)  No dividends on the Series A Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such times as any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

        Anything in the Certificate of Designation to the contrary notwithstanding, dividends on the Series A Preferred Stock will accrue and be cumulative from the Original Issue Date whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

        (iv)  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend or payments on the Series A Preferred Stock which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends (within the meaning of the Code), whether payable in cash, securities or other property, in excess of the full cumulative dividends described herein.

        (v)  Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares.

        (vi)  If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the "Code")), any portion (the "Capital Gains Amount") of the dividends (within the meaning of the Code) paid or made available for the year to holders of all classes and series of the Corporation's capital stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to the holders of the Series A Preferred Stock shall be an amount equal to (A) the total Capital Gains Amount multiplied by (B) a fraction (1) the numerator of which is equal to the total dividends (within the meaning of the Code), paid or made available to the holders of the Series A Preferred Stock for that year and (2) the denominator of which is the Total Dividends for that year.

        (e)  Liquidation Preference.

        (i)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then, before any distribution or payment shall be made to the holders of any Common Stock of the

Corporation or shares of any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, but subject to the preferential rights of the holders of shares of any class or series of capital stock of the Corporation ranking prior to the Series A Preferred Stock with respect to such distribution of assets upon liquidation, dissolution or winding up, the holders of the shares of Series A Preferred Stock then outstanding shall be entitled to receive and be paid out of the assets of the Corporation legally available for distribution to it stockholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors of the Corporation in the amount of $250.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date of payment.

        (ii)  After payment to the holders of the Series A Preferred Stock of the full amount of the liquidating distributions (including accrued and unpaid dividends) to which they are entitled, the holders of Series A Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

        (iii)  If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available therefor are insufficient to pay the full amount of liquidating distributions on all outstanding shares of Series A Preferred Stock and the full amount of the liquidating distributions payable on all outstanding shares of any other classes or series of capital stock of the Corporation ranking on a parity with the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, then the holders of the Series A Preferred Stock and all such other classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions (including, if applicable, accrued and unpaid dividends) to which they would otherwise respectively be entitled.

        (iv)  If liquidating distributions shall have been made in full to all holders of Series A Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of any other classes or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, according to their respective rights and preferences.

        (v)  For purposes of this Section I(e), neither the consolidation or merger of the Corporation with or into any other corporation, trust or other entity, nor the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

        (f)    Redemption.

        (i)    The Series A Preferred Stock is not redeemable prior to June 17, 2003. However, the Company is entitled, irrespective of any provision of this Certificate of Designation to the contrary, pursuant to Section 7.5 of its by-laws, to call for purchase and purchase from the holders thereof shares of Series A Preferred Stock on the terms and subject to the conditions set forth in such Section 7.5.

        (ii)  On and after June 17, 2003, the Corporation may, at its option, upon not less than thirty (30) nor more than sixty (60) days' prior written notice to the holders of record of the Series A Preferred Stock, redeem the Series A Preferred Stock, in whole or from time to time in part, for a cash redemption price equal to $250.00 per share, together with (except as provided in Section I(g)(vi) below) all accrued and unpaid dividends to the date fixed for redemption (the "Redemption Price"). Any date fixed for the redemption of shares of Series A Preferred Stock is hereinafter called a "Redemption Date".

        (iii)  The Redemption Price of the Series A Preferred Stock (other than the portion thereof consisting of accrued and unpaid dividends) shall be payable solely out of the proceeds received by the Corporation from the sale of other capital stock of the Corporation and not from any other source. For purposes of the preceding sentence, the term "capital stock" means any equity securities (including Common Stock of the Corporation, series common stock, par value $.10 per share ("Series Common Stock"), of the Corporation, and any other series of Preferred Stock of the Corporation), shares, interest, participations or other ownership interests (however designated), depositary shares representing interests in any of the foregoing, and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

        (g)  Procedures for Redemption; Limitations on Redemption.

        (i)    If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed at the option of the Corporation, the number of shares to be redeemed will be determined by the Corporation and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares or, if fractional shares are outstanding, with such additional adjustments as the Corporation may elect in order to effect the redemption of fractional shares) or by lot or any other equitable manner determined by the Corporation (a) that will not give the Corporation the right to purchase shares of Series A Preferred Stock pursuant to Section 7.5 of its by-laws and (b) if the Amendments to the Certificate of Incorporation become effective in accordance with the DGCL as contemplated by Section I(j) hereof, that will not result in the conversion of any Series A Preferred Stock into Excess Stock.

        (ii)  Notice of redemption will be given by publication in The Wall Street Journal or, if such newspaper is not then being published, another newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than thirty (30) or more than sixty (60) days prior to the Redemption Date. Notice of any redemption will also be mailed by or on behalf of the Corporation, first class postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the applicable Redemption Date, addressed to each holder of record of the Series A Preferred Stock to be redeemed at the address set forth in the share transfer records of the Corporation. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (1) the Redemption Date; (2) the Redemption Price; (3) the number of shares of Series A Preferred Stock to be redeemed; (4) the place or places (which shall include a place in the Borough of Manhattan, The City of New York) where certificates for such shares are to be surrendered for payment of the Redemption Price; and (5) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such Redemption Date. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the notice mailed to each holder of shares to be redeemed shall also specify the number of Series A Preferred Stock to be redeemed from such holder. No failure to give or defect in such notice or defect in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

        (iii)  If notice has been published and mailed in accordance with Section I(g)(ii) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption have been irrevocably set aside by the Corporation, separate and apart from its other funds, in trust for the benefit of the holders of the Series A Preferred Stock so called for redemption, so as to be, and to continue to be, available therefor, then, from and after the Redemption Date, dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as holders of such shares (except the right to receive the Redemption Price) shall terminate. In the event any Redemption Date shall not be a Business Day, then payment of the Redemption Price need not be made on such Redemption Date but may be made on the next succeeding Business Day with the same force and effect as if made on such Redemption Date and no interest, additional dividends or other sum shall accrue on the amount payable for the period from and after such Redemption Date to such next succeeding Business Date.

        (iv)  Upon surrender, in accordance with such notice, of the certificates for any shares of Series A Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series A Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the shares of Series A Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series A Preferred Stock without cost to the holder thereof.

        (v)  Any deposit of monies with a bank or trust company for the purpose of redeeming Series A Preferred Stock shall be irrevocable and such monies shall be held in trust for the benefit of the holders of Series A Preferred Stock entitled thereto, except that (1) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on the monies so deposited in trust; and (2) any balance of the monies so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation and, after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings thereon.

        (vi)  Anything in this Certificate of Designation to the contrary notwithstanding, the holders of record of shares of Series A Preferred Stock at the close of business on a Record Date will be entitled to receive the dividend payable with respect to such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares after such Record Date and on or prior to such Dividend Payment Date or the Corporation's default in the payment of the dividend due on such Dividend Payment Date, in which case the amount payable upon redemption of such shares (including fractional shares) of Series A Preferred Stock will not include such dividend (and the full amount of the dividend payable for the applicable Dividend Period shall instead be paid on such Dividend Payment Date to the holders of record on such Record Date as aforesaid). Except as provided in this Section I(g)(vi) and except to the extent that accrued and unpaid dividends are payable as part of the Redemption Price pursuant to Section I(f)(ii), the Corporation will make no payment or allowance for unpaid dividends, regardless of whether or not in arrears, on shares of Series A Preferred Stock or Depositary Shares called for redemption.

        (vii) Unless full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods (including, without limitation, any Dividend Period terminating on the date of the redemption of shares of Series A Preferred Stock referred to below), no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent (a) the purchase or acquisition of Series A Preferred Stock pursuant to Section 7.5 of the by-laws of the Corporation (so long as such purchase is made in accordance with the terms of such Section 7.5) or pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding shares of Series A Preferred Stock or (b) if the Amendments to the Certificate of Incorporation become effective in accordance with the DGCL as contemplated by Section I(j) hereof, the purchase or conversion of Excess Stock of the Corporation in accordance with the provisions of Article Thirteenth. In addition, unless full cumulative dividends on all outstanding shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods (including, without limitation, any Dividend Period terminating on the date of the direct or indirect purchase or other acquisition of shares of Series A Preferred Stock by the Corporation referred to below) the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of Series A Preferred Stock (except by conversion into or exchange for capital stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends and with respect to the distribution of assets upon liquidation, dissolution and winding up of the Corporation); provided, however, that the foregoing shall not prevent (a) the purchase or acquisition of Series A Preferred Stock pursuant to Section 7.5 of the by-laws of the Corporation (so long as such purchase is made in accordance with the terms of such Section 7.5) or pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding shares of Series A Preferred Stock or (b) if the Amendments to the Certificate of Incorporation become effective in accordance with the DGCL as contemplated by Section I(j) hereof, the purchase or conversion of Excess Stock of the Corporation in accordance with the provisions of Article Thirteenth.

        (h)  Voting Rights.    Except as required by laws and as set forth below in this Section I(h), the holders of the Series A Preferred Stock shall not have any voting rights.

        (i)    Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more Dividend Periods, whether or not such Dividend Periods are consecutive, the number of directors then constituting the Board of Directors of the Corporation shall be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and with which the Series A Preferred Stock is entitled to vote as a class with respect to the election of such two directors) and the holders of shares of Series A Preferred Stock (voting separately as a class with all other classes or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of such two directors) will be entitled to vote for the election of such two directors of the Corporation at a special meeting called by an officer of the Corporation at the request of the holders of record of at least 10% of the outstanding shares of Series A Preferred Stock or by holders of any other class or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and which is entitled to vote as a class with the Series A Preferred Stock in the election of such two directors (unless such request is received less than ninety (90) days before the date fixed for the next annual or special meeting of stockholders, in which case the vote for such two directors shall be held at the earlier of the next such annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders until all dividends accumulated on the Series A Preferred Stock for all past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon the right of the holders of Series A Preferred Stock to elect such two directors shall cease and (unless there are one or more other classes or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable) the term of office of such directors previously so elected shall terminate and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the reinstatement and divestment of the right to elect such two additional directors in the case of any such future dividend arrearage.

        In the case of any such request for a special meeting (unless such request is received less than ninety (90) days before the date fixed for the next annual or special meeting of stockholders), such meeting shall be held on the earliest practicable date at the place designated by the holders of capital stock requesting such meeting or, if none, at a place designated by the Secretary of the Corporation, upon notice similar to that required for an annual meeting of stockholders. If such special meeting is not called by an officer of the Corporation within thirty (30) days after such request, then the holders of record of at least 10% of the outstanding shares of Series A Preferred Stock may designate in writing a holder of Series A Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of stockholders and shall be held at the place designated by the holder calling such meeting. The holders of Series A Preferred Stock shall have access to the stock transfer records of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph.

        The procedures in this Section I(h) for the calling of meetings and the election of directors shall, to the extent permitted by law, supersede anything inconsistent contained in the by-laws of the Corporation.

        So long as any Series A Preferred Stock are outstanding, the number of directors constituting the entire Board of Directors of the Corporation shall at all times be such so that the exercise, by the holders of the Series A Preferred Stock and the holders of any other classes or series of capital stock of the Corporation upon which like voting rights have been conferred, of the right to elect directors under the circumstances provided above will not contravene any provision of the Corporation's Certificate of Incorporation or by-laws restricting the number of directors which may constitute the entire Board of Directors of the Corporation.

        If at any time when the voting rights conferred upon the Series A Preferred Stock pursuant to this Section I(h)(i) are exercisable any vacancy in the office of a director elected pursuant to this Section I(h)(i) shall occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of record of the outstanding Series A Preferred Stock and any other classes or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of directors pursuant to this Section I(h)(i).

        (ii)  So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time, given in person or by proxy (with the Series A Preferred Stock voting separately as a class), (A) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation ranking prior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation or reclassify any authorized capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such shares, or (B) amend, alter or repeal the provisions of the Certificate of Incorporation (including, without limitation, the certificate of powers, designations, preferences and rights of the Series A Preferred Stock (the "Certificate of Designation")), whether by merger or consolidation (an "Event") or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (B) above, so long as the Series A Preferred Stock remains outstanding or is converted into like securities of the surviving entity, in each case with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of the Series A Preferred Stock or the holders thereof; and provided, further, that the Amendments to the Certificate of Incorporation shall not be deemed, with respect to the Series A Preferred Stock, to be an amendment, alteration or repeal which materially and adversely affects such rights, preferences, privileges or voting powers; and provided, further, that any amendment to the Certificate of Incorporation to authorize any increase in the amount of the authorized Excess Stock, Preferred Stock or Series Common Stock or the creation or issuance of any other series of Preferred Stock or any shares or series of Excess Stock or Series Common Stock, or any increase in the amount of authorized or outstanding shares of Series A Preferred Stock or any other series of Preferred Stock or any shares or series of Excess Stock or Series Common Stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. For purposes of this paragraph, the filing in accordance with applicable law of a certificate of designations setting forth the designations, preferences and relative, participating, optional or other special rights of a class or series of capital stock of the Corporation shall be deemed an amendment to the Certificate of Incorporation.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust in accordance with the terms of Section I(g)(v) hereof to effect such redemption.

        (iii)  On each matter submitted to a vote of the holders of Series A Preferred Stock, including any action by written consent, in accordance with this Section I(h) or as otherwise required by law, each whole share of Series A Preferred Stock shall be entitled to ten votes, each of which ten votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each whole share of Series A Preferred Stock, the holder thereof may designate up to ten proxies, with each such proxy having the right to vote a whole number of votes (totaling ten per share of Series A Preferred Stock). In the event that fractional shares of Series A Preferred Stock are issued, then each such fractional share shall be entitled to a proportionate number of votes and, if any such fractional share is entitled to more than one vote, such votes may be directed separately and proxies may be designated as in the case of whole shares of Series A Preferred Stock.

        (i)    Conversion.    The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation, except that, if the Amendments to the Certificate of Incorporation become effective in accordance with the DGCL as contemplated by Section I(j) hereof, the Series A Preferred Stock shall be convertible into Excess Stock on the terms and subject to the conditions set forth in Article Thirteenth.

        (j)    Restrictions on Ownership and Transfer.    In the event that the Corporation shall purchase any shares of Series A Preferred Stock pursuant to Section 7.5 of its by-laws, then the purchase price paid by the Corporation for any such shares of Series A Preferred Stock shall be the price specified in its by-laws plus accrued and unpaid dividends on such shares to the date of purchase.

        As set forth in the Joint Proxy Statement/Prospectus dated May 19, 1998 (the "Proxy Statement") of The Meditrust Companies and La Quinta Inns, Inc., the Corporation is soliciting the vote of its stockholders in favor of amendments (the "Amendments") to its Certificate of Incorporation which would (i) add a new Article Thirteenth to such Certificate of Incorporation in the form set forth as Annex E to the Proxy Statement ("Article Thirteenth") and (ii) authorize a new class of capital stock of the Corporation to be known as Excess Stock ("Excess Stock"). If the Amendments are approved and become effective in accordance with the DGCL, then, from and after the date on which the Amendments shall have become effective in accordance with the DGCL, the Series A Preferred Stock shall be subject to all of the terms and provisions of Article Thirteenth and, without limitation to the foregoing, shall be convertible into Excess Stock on the terms and subject to the conditions, and shall be subject to the limitations on ownership and transfer, set forth in Article Thirteenth.

        (k)  Fractional Shares.    Series A Preferred Stock may be issued in fractional shares equal to 1/10th of a whole share of Series A Preferred Stock and any integral multiple of 1/10th of a whole share of Series A Preferred Stock.

        (l)    Office or Agency in New York City.    The Corporation will at all times maintain an office or agency in the Borough of Manhattan, The City of New York, where shares of Series A Preferred Stock may be surrendered for payment (including upon redemption or repurchase, if any), registration of transfer or exchange.

        If any shares of Series A Preferred Stock are purchased by the Corporation in accordance with Section 7.5 of its by-laws or if the Amendments shall have become effective as contemplated by this Section I(j) and thereafter any shares of Series A Preferred Stock are converted into Excess Stock and, in either such case, if fewer than all the shares of Series A Preferred Stock evidenced by any stock certificate are so purchased or converted, a new certificate or certificates shall be issued representing the remaining shares of Series A Preferred Stock evidenced by such certificate without cost to the holder thereof.

II.

        The Series A Preferred Stock shall have no preemptive rights.

III.

        If any power, preference or relative, participating, optional and other special right of the Series A Preferred Stock, or qualification or restriction thereof, set forth in the Certificate of Designation is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, then, to the extent permitted by law, all other powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications and restrictions thereof set forth in the

Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable powers, preferences or relative, participating, optional or other special rights of the Series A Preferred Stock or the qualifications or restriction thereof shall remain in full force and effect and shall not be deemed dependent upon any other such powers, preferences or relative, participating, optional or other special right of the Series A Preferred Stock or qualifications or restrictions thereof unless so expressed herein.

EXHIBIT B

POWERS, DESIGNATIONS
PREFERENCES AND RIGHTS OF THE 9% SERIES B
CUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED STOCK
PAR VALUE $.10 PER SHARE
LIQUIDATION VALUE $25,000 PER SHARE

I.

        (a)  Title.    The Series of Preferred Stock is hereby designated as the "9% Series B Cumulative Redeemable Convertible Preferred Stock" (the "Series B Preferred Stock").

        (b)  Number.    The number of authorized shares of Series B Preferred Stock shall be 1,000.

        (c)  Ranking.    In respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, the Series B Preferred Stock shall rank (i) senior to the Corporation's common stock, par value $.10 per share (the "Common Stock"), senior to the Corporation's Series A Non-Voting Convertible Common Stock, par value $.10 per share (the "Series A Common Stock"), senior to the Corporation's Series Common Stock, par value $.10 per share (the "Series Common Stock"), senior to the Corporation's Junior Participating Preferred Stock, par value $.10 per share (the "Junior Preferred Stock"), and senior to any other class or series of capital stock of the Corporation other than capital stock referred to in clauses (ii) and (iii) of this sentence, (ii) on a parity with the Corporation's 9% Series A Cumulative Redeemable Preferred Stock, par value $.10 per share (the "Series A Preferred Stock") and any class or series of capital stock of the Corporation the terms of which specifically provide that such class or series of capital stock ranks on a parity with the Series B Preferred Stock in respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, and (iii) junior to any class or series of capital stock of the Corporation the terms of which specifically provide that such class or series of capital stock ranks senior to the Series B Preferred Stock in respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation. The term "capital stock" does not include convertible debt securities.

        Without limitation to the provisions of the preceding paragraph, the Series B Preferred Stock shall rank, in respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (a) senior to any shares of Excess Stock (as defined below) issued upon conversion of any capital stock referred to in clause (i) of the preceding paragraph, (b) on a parity with any shares of Excess Stock issued upon conversion of any capital stock referred to in clause (ii) of the preceding paragraph and (c) junior to any shares of Excess Stock issued upon conversion of any capital stock referred to in clause (iii) of the preceding paragraph.

        (d)  Dividends.

        (i)    Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking prior to the Series B Preferred Stock as to dividends, the holders of the then outstanding shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee thereof (collectively, the "Board of Directors of the Corporation"), out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 9% per annum of the $25,000.00 per share liquidation preference of the Series B Preferred Stock (equivalent to an annual rate of $2,250.00 per share). Such dividends shall accrue daily, shall accrue and be cumulative from October 7, 1999 (the "Original Issue Date") and shall be payable quarterly in arrears in cash on March 31, June 30, September 30 and December 31 (each, a "Dividend Payment Date") of each year, commencing December 31, 1999; provided that if any Dividend Payment Date is not a Business Day (as hereinafter defined), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment

Date and no interest or additional dividends or other sum shall accrue on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Date. The period from and including the Original Issue Date to but excluding the first Dividend Payment Date, and each subsequent period from and including a Dividend Payment Date to but excluding the next succeeding Dividend Payment Date, is hereinafter called a "Dividend Period". Dividends shall be payable to holders of record as they appear in the stock transfer books of the Corporation at the close of business on the applicable record date (each, a "Record Date"), which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than thirty (30) nor less than ten (10) days prior to such Dividend Payment Date. The amount of any dividend payable for any Dividend Period, or portion thereof, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, it being understood that the amount of the dividend payable per share of Series B Preferred Stock for each full Dividend Period shall be computed by dividing the annual dividend rate of $2,250.00 per share by four (it being further understood that the dividend payable on December 31, 1999 shall be for less than a full Dividend Period). The dividends payable on any Dividend Payment Date or any other date shall include dividends accrued to but excluding such Dividend Payment Date or other date, as the case may be.

        "Business Day" shall mean any day, other than a Saturday or Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close. All references herein to "accrued and unpaid" dividends on the Series B Preferred Stock (and all references of like import) shall include, unless otherwise expressly stated or the context otherwise requires, accumulated dividends, if any, on the Series B Preferred Stock; and all references herein to "accrued and unpaid" dividends on any other class or series of capital stock of the Corporation shall include, if (and only if) such class or series of capital stock provides for cumulative dividends and unless otherwise expressly stated or the context otherwise requires, accumulated dividends, if any, thereon.

        (ii)  If any shares of Series B Preferred Stock are outstanding, no full dividends will be declared or paid or set apart for payment on any capital stock of the Corporation of any other class or series ranking, as to dividends, on a parity with or junior to the Series B Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all past Dividend Periods (including, without limitation, any Dividend Period terminating on the date upon which the dividends on such other capital stock are declared or paid or set apart for payment, as the case may be). When dividends are not paid in full (or a sum sufficient for such full payment is not set apart therefor) upon the Series B Preferred Stock and the shares of any other class or series of capital stock of the Corporation ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and any other class or series of capital stock of the Corporation ranking on a parity as to dividends with the Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other class or series of capital stock of the Corporation shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Preferred Stock and such other class or series of capital stock of the Corporation bear to each other.

        Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all past Dividend Periods (including, without limitation, any Dividend Period terminating on the applicable Subject Date (as defined below)), (A) no dividends (other than in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or any other class or series of capital stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Corporation) shall be declared or paid or set apart for payment or other distribution declared or made upon the Common Stock of the Corporation or any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, nor shall any shares of Common Stock of the Corporation or shares of any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation be redeemed, purchased or otherwise acquired for any consideration (or any monies paid to or made available for a sinking fund for the redemption of any such shares of junior or parity stock) by the Corporation (except by conversion into or exchange for shares of any other class or series of capital stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Corporation, except for the purchase of capital stock of the Corporation pursuant to Section 7.5 of the Corporation's by-laws (so long as such purchase is made in accordance with the terms of such Section 7.5), and except for the purchase or conversion of Excess Stock in accordance with the provisions of Article Thirteenth of the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"). As used in this paragraph, the term "Subject Date" means any date on which any dividends shall be declared or paid or set apart for payment or other distribution declared or made upon the Common Stock of the Corporation or any other class or series of capital stock of the Corporation ranking junior to on a parity with the Series B Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation or on which any shares of Common Stock of the Corporation or any shares of any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares of junior or parity stock) by the Corporation.

        (iii)  No dividends on the Series B Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such times as any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

        Anything in the Certificate of Designation to the contrary notwithstanding, dividends on the Series B Preferred Stock will accrue and be cumulative from the Original Issue Date whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

        (iv)  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend or payments on the Series B Preferred Stock which may be in arrears, and holders of the Series B Preferred Stock will not be entitled to any dividends (within the meaning of the Internal Revenue Code of 1986, as amended (the "Code")), whether payable in cash, securities or other property, in excess of the full cumulative dividends described herein.

        (v)  Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares.

        (vi)  If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Code), any portion (the "Capital Gains Amount") of the dividends (within the meaning of the Code) paid or made available for the year to holders of all classes and series of the Corporation's capital stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to the holders of the Series B Preferred Stock shall be an amount equal to (A) the total Capital Gains Amount multiplied by (B) a fraction (1) the numerator of which is equal to the total dividends (within the meaning of the Code), paid or made available to the holders of the Series B Preferred Stock for that year and (2) the denominator of which is the Total Dividends for that year.

        (e)  Liquidation Preference.

        (i)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then, before any distribution or payment shall be made to the holders of any Common Stock of the Corporation or shares of any other class or series of capital stock of the Corporation ranking junior to the Series B Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, but subject to the preferential rights of the holders of shares of any class or series of capital stock of the Corporation ranking prior to the Series B Preferred Stock with respect to such distribution of assets upon liquidation, dissolution or winding up, the holders of the shares of Series B Preferred Stock then outstanding shall be entitled to receive and be paid out of the assets of the Corporation legally available for distribution to it stockholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors of the Corporation in the amount of $25,000.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date of payment.

        (ii)  After payment to the holders of the Series B Preferred Stock of the full amount of the liquidating distributions (including accrued and unpaid dividends) to which they are entitled, the holders of Series B Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

        (iii)  If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available therefor are insufficient to pay the full amount of liquidating distributions on all outstanding shares of Series B Preferred Stock and the full amount of the liquidating distributions payable on all outstanding shares of any other classes or series of capital stock of the Corporation ranking on a parity with the Series B Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, then the holders of the Series B Preferred Stock and all such other classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions (including, if applicable, accrued and unpaid dividends) to which they would otherwise respectively be entitled.

        (iv)  If liquidating distributions shall have been made in full to all holders of Series B Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of any other classes or series of capital stock of the Corporation ranking junior to the Series B Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, according to their respective rights and preferences.

        (v)  For purposes of this Section I(e), neither the consolidation or merger of the Corporation with or into any other corporation, trust or other entity, nor the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

        (f)    Redemption.

        (i)    The Series B Preferred Stock is not redeemable prior to October 7, 2004. However, the Company is entitled, irrespective of any provision of this Certificate of Designation to the contrary, pursuant to Section 7.5 of its by-laws, to call for purchase and purchase from the holders thereof shares of Series B Preferred Stock on the terms and subject to the conditions set forth in such Section 7.5.

        (ii)  On and after October 7, 2004, the Corporation may, at its option, upon not less than thirty (30) nor more than sixty (60) days' prior written notice to the holders of record of the Series B Preferred Stock, redeem the Series B Preferred Stock, in whole or from time to time in part, for a cash redemption price equal to $25,000.00 per share, together with (except as provided in Section I(g)(vi) below) all accrued and unpaid dividends to the date fixed for redemption (the "Redemption Price"). Any date fixed for the redemption of shares of Series B Preferred Stock is hereinafter called a "Redemption Date".

        (g)  Procedures for Redemption; Limitations on Redemption.

        (i)    If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed at the option of the Corporation, the number of shares to be redeemed will be determined by the Corporation and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares or, if fractional shares are outstanding, with such additional adjustments as the Corporation may elect in order to effect the redemption of fractional shares) or by lot or any other equitable manner determined by the Corporation (a) that will not give the Corporation the right to purchase shares of Series B Preferred Stock pursuant to Section 7.5 of its by-laws and (b) that will not result in the conversion of any Series B Preferred Stock into Excess Stock.

        (ii)  Notice of any redemption will be mailed by or on behalf of the Corporation, first class postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the applicable Redemption Date, addressed to each holder of record of the Series B Preferred Stock to be redeemed at the address set forth in the share transfer records of the Corporation. In addition to any information required by law, such notice shall state: (1) the Redemption Date; (2) the Redemption Price; (3) the number of shares of Series B Preferred Stock to be redeemed; (4) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (5) that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such Redemption Date. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the notice mailed to each holder of shares to be redeemed shall also specify the number of Series B Preferred Stock to be redeemed from such holder. No failure to give or defect in such notice or defect in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.

        (iii)  If notice has been mailed in accordance with Section I(g)(ii) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption have been irrevocably set aside by the Corporation, separate and apart from its other funds, in trust for the benefit of the holders of the Series B Preferred Stock so called for redemption, so as to be, and to continue to be, available therefor, then, from and after the Redemption Date, dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as holders of such shares (except the right to receive the Redemption Price) shall terminate. In the event any Redemption Date shall not be a Business Day, then payment of the Redemption Price need not be made on such Redemption Date but may be made on the next succeeding Business Day with the same force and effect as if made on such Redemption Date and no interest, additional dividends or other sum shall accrue on the amount payable for the period from and after such Redemption Date to such next succeeding Business Date.

        (iv)  Upon surrender, in accordance with such notice, of the certificates for any shares of Series B Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series B Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the shares of Series B Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series B Preferred Stock without cost to the holder thereof.

        (v)  Any deposit of monies with a bank or trust company for the purpose of redeeming Series B Preferred Stock shall be irrevocable and such monies shall be held in trust for the benefit of the holders of Series B Preferred Stock entitled thereto, except that (1) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on the monies so deposited in trust; and (2) any balance of the monies so deposited by the Corporation and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation and, after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings thereon.

        (vi)  Anything in this Certificate of Designation to the contrary notwithstanding, the holders of record of shares of Series B Preferred Stock at the close of business on a Record Date will be entitled to receive the dividend payable with respect to such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares after such Record Date and on or prior to such Dividend Payment Date or the Corporation's default in the payment of the dividend due on such Dividend Payment Date, in which case the amount payable upon redemption of such shares (including fractional shares) of Series B Preferred Stock will not include such dividend (and the full amount of the dividend payable for the applicable Dividend Period shall instead be paid on such Dividend Payment Date to the holders of record on such Record Date as aforesaid). Except as provided in this Section I(g)(vi) and except to the extent that accrued and unpaid dividends are payable as part of the Redemption Price pursuant to Section I(f)(ii), the Corporation will make no payment or allowance for unpaid dividends, regardless of whether or not in arrears, on shares of Series B Preferred Stock called for redemption.

        (vii) Unless full cumulative dividends on all outstanding shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods (including, without limitation, any Dividend Period terminating on the date of the redemption of shares of Series B Preferred Stock referred to below), no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent (a) the purchase or acquisition of Series B Preferred Stock pursuant to Section 7.5 of the by-laws of the Corporation (so long as such purchase is made in accordance with the terms of such Section 7.5) or pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding shares of Series B Preferred Stock or (b) the purchase or conversion of Excess Stock of the Corporation in accordance with the provisions of Article Thirteenth of the Corporation's Certificate of Incorporation. In addition, unless full cumulative dividends on all outstanding shares of Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods (including, without limitation, any Dividend Period terminating on the date of the direct or indirect purchase or other acquisition of shares of Series B Preferred Stock by the Corporation referred to below) the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of Series B Preferred Stock (except by conversion into or exchange for capital stock of the Corporation ranking junior to the Series B Preferred Stock as to the payment of dividends and with respect to the distribution of assets upon liquidation, dissolution and winding up of the Corporation); provided, however, that the foregoing shall not prevent (a) the purchase or acquisition of Series B Preferred Stock pursuant to Section 7.5 of the by-laws of the Corporation (so long as such purchase is made in accordance with the terms of such Section 7.5) or pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding shares of Series B Preferred Stock or (b) the purchase or conversion of Excess Stock of the Corporation in accordance with the provisions of Article Thirteenth of the Corporation's Certificate of Incorporation.

        (h)  Voting Rights.    Except as required by law and as set forth below in this Section I(h), the holders of the Series B Preferred Stock shall not have any voting rights.

        (i)    Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to a number of votes equal to the Conversion Ratio (as defined below) on all matters submitted to a vote of the stockholders of the Corporation.

        (ii)  Except as otherwise provided herein or as required by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

        (iii)  Whenever dividends on any shares of Series B Preferred Stock shall be in arrears for six or more Dividend Periods, whether or not such Dividend Periods are consecutive, the number of directors then constituting the Board of Directors of the Corporation shall be automatically increased by one (if not already increased by one by reason of the election of a director by the holders of any other class or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and with which the Series B Preferred Stock is entitled to vote as a class with respect to the election of such one director) and the holders of shares of Series B Preferred Stock (voting separately as a class with all other classes or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such one director) will be entitled to vote for the election of such one director of the Corporation at a special meeting called by an officer of the Corporation at the request of the holders of record of at least 10% of the outstanding shares of Series B Preferred Stock or by holders of any other class or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and which is entitled to vote as a class with the Series B Preferred Stock in the election of such one director (unless such request is received less than ninety (90) days before the date fixed for the next annual or special meeting of stockholders, in which case the vote for such one director shall be held at the earlier of the next such annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders until all dividends accumulated on the Series B Preferred Stock for all past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon the right of the holders of Series B Preferred Stock to elect such one director shall cease and (unless there are one or more other classes or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable) the term of office of such director previously so elected shall terminate and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the reinstatement and divestment of the right to elect such additional director in the case of any such future dividend arrearage.

        In the case of any such request for a special meeting (unless such request is received less than ninety (90) days before the date fixed for the next annual or special meeting of stockholders), such meeting shall be held on the earliest practicable date at the place designated by the holders of capital stock requesting such meeting or, if none, at a place designated by the Secretary of the Corporation, upon notice similar to that required for an annual meeting of stockholders. If such special meeting is not called by an officer of the Corporation within thirty (30) days after such request, then the holders of record of at least 10% of the outstanding shares of Series B Preferred Stock may designate in writing a holder of Series B Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of stockholders and shall be held at the place designated by the holder calling such meeting. The holders of Series B Preferred Stock shall have access to the stock transfer records of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph.

        The procedures in this Section I(h) for the calling of meetings and the election of a director shall, to the extent permitted by law, supersede anything inconsistent contained in the by-laws of the Corporation.

        So long as any Series B Preferred Stock are outstanding, the number of directors constituting the entire Board of Directors of the Corporation shall at all times be such so that the exercise, by the holders of the Series B Preferred Stock and the holders of any other classes or series of capital stock of the Corporation upon which like voting rights have been conferred, of the right to elect one additional director under the circumstances provided above will not contravene any provision of the Corporation's Certificate of Incorporation or by-laws restricting the number of directors which may constitute the entire Board of Directors of the Corporation.

        If at any time when the voting rights conferred upon the Series B Preferred Stock pursuant to this Section I(h)(iii) are exercisable any vacancy in the office of a director elected pursuant to this Section I(h)(iii) shall occur, then such vacancy may be filled only by vote of the holders of record of the outstanding Series B Preferred Stock and any other classes or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of a director pursuant to this Section I(h)(iii).

        (iv)  So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time, given in person or by proxy (with the Series B Preferred Stock voting separately as a class), (A) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation ranking prior to the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation or reclassify any authorized capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such shares, or (B) amend, alter or repeal the provisions of the Certificate of Incorporation (including, without limitation, the certificate of powers, designations, preferences and rights of the Series B Preferred Stock (the "Certificate of Designation")), whether by merger or consolidation (an "Event") or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (B) above, so long as the Series B Preferred Stock remains outstanding or is converted into like securities of the surviving entity, in each case with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of the Series B Preferred Stock or the holders thereof; and provided, further, that any amendment to the Certificate of Incorporation to authorize any increase in the amount of the authorized Excess Stock, Preferred Stock or Series Common Stock or the creation or issuance of any other series of Preferred Stock or any shares or series of Excess Stock or Series Common Stock, or any increase in the amount of authorized or outstanding shares of Series B Preferred Stock or any other series of Preferred Stock or any shares or series of Excess Stock or Series Common Stock, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. For purposes of this paragraph, the filing in accordance with applicable law of a certificate of designations setting forth the designations, preferences and relative, participating, optional or other special rights of a class or series of capital stock of the Corporation shall be deemed an amendment to the Certificate of Incorporation.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust in accordance with the terms of Section I(g)(v) hereof to effect such redemption.

        (i)    Conversion.

        (i)    General.    The Series B Preferred Stock is not convertible prior to the earlier to occur of (A) October 7, 2004 or (B) the first day that dividends on any shares of Series B Preferred Stock shall be in arrears for six or more Dividend Periods, whether or not such Dividend Periods are consecutive (such earlier date, the "Conversion Trigger Date"). On or after the Conversion Trigger Date, subject to the Standstill Periods (as defined in Section I(i)(vi)(2) below) and the terms and provisions of Article Thirteenth of the Corporation's Certificate of Incorporation, shares of Series B Preferred Stock may be converted at the option of the holder thereof (a "Conversion") at the Conversion Ratio (as defined below) into paired shares (the "Paired Shares") of Common Stock and common stock, par value $.10 per share (the "OPCO Common Stock"), of Meditrust Operating Company, a Delaware corporation ("OPCO"), and all dividends accrued but unpaid through and including the Conversion Date (as defined below) (except as provided in Section I(i)(ii) below) shall be payable in cash out of funds legally available for the payment of dividends in connection with such Conversion. Dividends on the shares of Series B Preferred Stock subject to a Conversion shall cease to accrue, and such shares shall cease to be outstanding, on the Conversion Date relating thereto. The Corporation shall make such arrangements as it deems appropriate for the issuance of certificates representing the Paired Shares and for the payment of cash in respect of such accrued and unpaid dividends, if any, and/or cash in lieu of fractional shares, if any, in exchange for and contingent upon surrender of certificates representing the shares of Series B Preferred Stock subject to such Conversion. Amounts payable in cash in respect of the shares of Series B Preferred Stock subject to a Conversion or in respect of the Paired Shares issuable upon conversion of such shares of Series B Preferred Stock shall not bear interest. The shares of Series B Preferred Stock subject to a Conversion shall be canceled (and the Paired Shares issuable upon such conversion shall be deemed issued) on the Conversion Date.

        A Conversion shall be effected by delivering certificates evidencing shares of Series B Preferred Stock, together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank, to the office or agency to be maintained by the Corporation for that purpose, and otherwise in accordance with conversion procedures established by the Corporation. The issuance of Paired Shares in connection with a Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied (the "Conversion Date").

        (ii)  Dividends.    Anything in this Certificate of Designation to the contrary notwithstanding, the holders of record of shares of Series B Preferred Stock at the close of business on a Record Date will be entitled to receive the dividend payable with respect to such shares on the corresponding Dividend Payment Date notwithstanding the Conversion of such shares after such Record Date and on or prior to such Dividend Payment Date or the Corporation's default in the payment of the dividend due on such Dividend Payment Date, in which case the amount payable upon Conversion of such shares of Series B Preferred Stock will not include such dividend (and the full amount of the dividend payable for the applicable Dividend Period shall instead be paid on such Dividend Payment Date to the holders of record on such Record Date as aforesaid). Except as provided in this Section I(i)(ii) and except to the extent that accrued and unpaid dividends are payable upon the Conversion pursuant to Section I(i)(i), the Corporation will make no payment or allowance for unpaid dividends, regardless of whether or not in arrears, on shares of Series B Preferred Stock subject to the Conversion.

        (iii)  Fractional Shares.    The Corporation shall not be obligated to deliver to holders of shares of Series B Preferred Stock any fractional Paired Share issuable upon any conversion of such shares of Series B Preferred Stock, but in lieu thereof shall make a cash payment in respect thereof in any manner permitted by law.

        (iv)  Reservation of Paired Shares.    The Corporation shall at all times reserve and keep available out of its authorized and unissued Corporation Common Stock, solely for issuance upon the conversion of Series B Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Corporation Common Stock as shall from time to time be issuable upon the conversion of all the Series B Preferred Stock then outstanding. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration, qualification or listing of the Corporation's Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series B Preferred Stock such number of shares of Corporation's Common Stock as shall from time to time be sufficient to effect the conversion of all Series B Preferred Stock then outstanding and convertible into shares of Corporation's Common Stock. The Corporation shall obtain, for the benefit of the holders of shares of Series B Preferred Stock, similar covenants from OPCO with respect to the shares of OPCO Common Stock issuable upon conversion of shares of Series B Preferred Stock. In addition, the Corporation shall use its best efforts to cause the simultaneous issuance of shares of OPCO Common Stock upon such conversion and, in that regard, shall obtain, for the benefit of the holders of shares of Series B Preferred Stock, a covenant from OPCO to issue shares of OPCO Common Stock (as part of the Paired Shares) upon conversion of shares of Series B Preferred Stock in accordance with the terms of this Section I(i); provided, however, that nothing herein contained shall create any obligation on the part of the Corporation (or OPCO) to issue or cause the issuance of Corporation's Common Stock, OPCO Common Stock or Paired Shares to the extent that any such issuance would result in a violation of any of the ownership or transfer restrictions set forth in Article Thirteenth of the Corporation's Certificate of Incorporation or in the Amended and Restated Certificate of Incorporation of OPCO, as such ownership or transfer restrictions may have been modified or waived.

        (v)  Conversion Ratio.    The initial conversion ratio shall be 2,680 Paired Shares to each share of Series B Preferred Stock, which conversion ratio shall be adjusted from time to time pursuant to Section I(i)(vi) below (as so adjusted, the "Conversion Ratio").

        (vi)  Adjustments to Conversion Ratio.

        (1)  Dividends, Distributions, Subdivisions and Combinations.    Upon the issuance of additional Paired Shares as a dividend or other distribution on outstanding Paired Shares, the subdivision of outstanding Paired Shares into a greater number of Paired Shares, or the combination of outstanding Paired Shares into a smaller number of Paired Shares, the Conversion Ratio shall, simultaneously with the happening of such dividend, distribution, subdivision or combination be adjusted by multiplying the then effective Conversion Ratio by a fraction, the numerator of which shall be the number of Paired Shares outstanding immediately after such event and the denominator of which shall be the number of Paired Shares outstanding immediately prior to such event. An adjustment made pursuant to this Section I(i)(vi)(1) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

        (2)  Extraordinary Distributions.    Upon any dividend or other distribution of any evidences of the Corporation's indebtedness, any shares of the Corporation's capital stock (other than Common Stock that is paired with OPCO Common Stock), or any other securities or property (other than cash dividends) to the holders of Paired Shares, the Conversion Ratio shall, simultaneously with the happening of such distribution, be adjusted by multiplying the then effective Conversion Ratio by a fraction, the numerator of which shall be the Pre-Distribution Trading Value (as defined below) of the Paired Shares and the denominator of which shall be the Post-Distribution Trading Value (as defined below) of the Paired Shares.

        For purposes of this Section I(i)(vi)(2), the "Pre-Distribution Trading Value" of the Paired Shares shall mean the average of the last reported sale price per share of the Paired Shares on the New York Stock Exchange (the "NYSE") over the twenty (20) days on which the NYSE is open and for which trades in the Paired Shares are reported (each, a "Trading Day") immediately preceding the "ex" date with respect to the dividend or distribution requiring such computation (adjusted to take into account any splits, combinations, reclassifications, or other changes in the Paired Shares that occurred during such period); and the "Post-Distribution Trading Value" of the Paired Shares shall mean the average of the last reported sale price per share of the Paired Shares on the NYSE over the twenty (20) Trading Days immediately following the "ex" date with respect to the dividend or distribution requiring such computation (adjusted to take into account any splits, combinations, reclassifications, or other changes in the Paired Shares that occurred during such period). The Series B Preferred Stock shall not be convertible during the twenty (20) Trading Days immediately following the "ex" date with respect to any dividend or distribution that triggers an adjustment to the Conversion Ratio pursuant to this Section I(i)(vi)(2) (the "Standstill Period").

        (3)  Mergers and Consolidations.    If at any time or from time to time there shall be a capital reorganization of the Paired Shares (other than any event described in Section I(i)(vi)(1), Section I(i)(vi)(2) or Section I(i)(vi)(4)) or a merger of the Corporation with, or consolidation of the Corporation into, another corporation or the sale of all of the assets of the Corporation thereof to any other person, then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to receive upon conversion of such holder's shares of Series B Preferred Stock the kind and amount of shares of stock and other securities and property receivable upon such reorganization, merger, consolidation or sale by holders of the number of Paired Shares into which such shares of Series B Preferred Stock could have been converted immediately prior to such reorganization, merger, consolidation or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of Series B Preferred Stock after such reorganization, merger, consolidation or sale to the effect that the provisions of this Section I(i)(vi)(3) shall thereafter be applicable, as nearly as may be practicable, with respect to any shares of stock, securities or property to be deliverable thereafter upon the conversion of the Series B Preferred Stock.

        (4)  Reclassifications.    If the Paired Shares issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock or other securities or property, whether by reclassification or otherwise (other than any event described in Section I(i)(vi)(1) or Section I(i)(vi)(2), or a reorganization, merger, consolidation or sale of assets provided for in Section I(i)(vi)(3)), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to receive upon conversion of such holder's shares of Series B Preferred Stock the kind and amount of shares of stock or other securities or property receivable upon such reclassification or other change by holders of the number of Paired Shares into which such shares of Series B Preferred Stock could have been converted immediately prior to such reclassification or other change. In the event of any such reclassification or change into more than one resulting class of stock or other securities, the shares or number or amount of other securities of each such resulting class issuable upon conversion of a share of Series B Preferred Stock shall be in the same proportion, if possible, or if not possible, in substantially the same portion, which the total number of shares or number or amount of other securities of such class resulting from such reclassification or change bears to the total number of shares or number or amount of other securities of all classes resulting from all such reclassifications or changes.

        (vii) Certificate as to Adjustments.    In each case of an adjustment or readjustment of the Conversion Ratio, the Corporation at its expense will furnish each holder of Series B Preferred Stock with a certificate, signed by the chief financial officer or other authorized officer of the Corporation, showing such adjustment or readjustment in accordance with the terms hereof, and stating in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (1) such adjustments and readjustments, (2) the Conversion Ratio at the time in effect, and (3) the number of shares of Paired Shares and/or the amount, if any, of other stock, securities or property which at the time would be received upon the conversion of Series B Preferred Stock.

        (viii) Status of Converted Shares.    Any shares of Series B Preferred Stock that shall at any time have been converted shall, after such conversion, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are thereafter designated as part of a particular series by the Board of Directors of the Corporation.

        (j)    Restrictions on Ownership and Transfer.    In the event that the Corporation shall purchase any shares of Series B Preferred Stock pursuant to Section 7.5 of its by-laws, then the purchase price paid by the Corporation for any such shares of Series B Preferred Stock shall be the price specified in its by-laws plus accrued and unpaid dividends on such shares to the date of purchase.

        The Series B Preferred Stock shall be subject to all of the terms and provisions of Article Thirteenth of the Corporation's Certificate of Incorporation and, without limitation to the foregoing, shall be convertible into Excess Stock on the terms and subject to the conditions, and shall be subject to the limitations on ownership and transfer, set forth in Article Thirteenth of the Corporation's Certificate of Incorporation.

        (k)  Fractional Shares.    Series B Preferred Stock may not be issued in fractional shares.

        If any shares of Series B Preferred Stock are purchased by the Corporation in accordance with Section 7.5 of its by-laws or if any shares of Series B Preferred Stock are converted into Excess Stock and, in either such case, if fewer than all the shares of Series B Preferred Stock evidenced by any stock certificate are so purchased or converted, a new certificate or certificates shall be issued representing the remaining shares of Series B Preferred Stock evidenced by such certificate without cost to the holder thereof.

II.

        The Series B Preferred Stock shall have no preemptive rights.

III.

        If any power, preference or relative, participating, optional and other special right of the Series B Preferred Stock, or qualification or restriction thereof, set forth in the Certificate of Designation is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, then, to the extent permitted by law, all other powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications and restrictions thereof set forth in the Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable powers, preferences or relative, participating, optional or other special rights of the Series B Preferred Stock or the qualifications or restriction thereof shall remain in full force and effect and shall not be deemed dependent upon any other such powers, preferences or relative, participating, optional or other special right of the Series B Preferred Stock or qualifications or restrictions thereof unless so expressed herein.

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AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF LA QUINTA PROPERTIES, INC.
  Part 1. Vote Required for Certain Business Combinations
  Part 2. When Special Vote Requirement Is Not Applicable
  Part 3. Certain Definitions
  Part 4. Directors' Duty to Determine Certain Facts
  Part 5. No Effect on Fiduciary Obligations of Interested Stockholders
  Part 6. Amendment, Repeal, Inconsistent Provisions
  THIRTEENTH
POWERS, DESIGNATIONS PREFERENCES AND RIGHTS OF THE 9% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK PAR VALUE $.10 PER SHARE LIQUIDATION VALUE $250 PER SHARE
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POWERS, DESIGNATIONS PREFERENCES AND RIGHTS OF THE 9% SERIES B CUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED STOCK PAR VALUE $.10 PER SHARE LIQUIDATION VALUE $25,000 PER SHARE
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